UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2006


                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                                13-4051167
        (State or other jurisdiction of                  (IRS Employer
        Incorporation or organization)               Identification Number)

           550 Water Street Suite 937                         32202
              Jacksonville, FL
   (Address of principal executive offices)                (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)



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Item 1.03 Bankruptcy or receivership.

As reported on Report on Form 8K dated February 3, 2006 and updated on Report on Form 8k dated March 10, 2003, the Company's Gizmondo Europe Ltd. subsidiary was placed into a Court ordered liquidation. The Company has ended all discussions with various parties and the UK liquidators, regarding the possibility of completing the acquisition of certain assets of Gizmondo Europe, and the liquidators have or may dispose of the assets shortly.

Strategic options for the Company are limited. Discussions regarding licensing the gizmondo unit in exchange for a royalty stream of payments are now limited to one corporate entity in China but no definitive agreements have been agreed to and no assurance can be given that it can be achieved.


Item 8.01 OTHER EVENTS.

As reported in Form 8K dated March 10, 2006, on March 6, the US District Court of Southern District of New York granted a judgment against the Company in favor of Ogilvy for breach of contract and referred the issue of damages to a magistrate judge. On August 28, 2006 the Court entered a judgment in favor Ogilvy against the company in an aggregate total $4,650,127.45 plus judgment interest of $1,012.37 from July 21, 2006 until the entry of judgment on August 28, 2006. Interest will continue to accrue until the judgment is satisfied. The Company intends to seek court protection if Ogilvy attempts to execute on the aforementioned judgment.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.
(Registrant)


/S/ Michael W. Carrender      Chief Executive Officer         September 6, 2006
------------------------
Michael W. Carrender